Exhibit 10.2

COMMERCIAL LEASE

Agreement for Lease (“Lease”) made as of the 29th day of August, 2011, by and between Brave New World Realty, LLC, hereinafter called “Lessor”, and Sabre Manufacturing, LLC, hereinafter called “Lessee”.

WITNESSETH:

1.	LEASED PREMISES.

1.1	Lessor does hereby lease to Lessee, and Lessee hereby hires from Lessor, those premises known as E. Culver Road, Knox, County of Starke, State of Indiana, more particularly described in Exhibit “A” which is attached hereto and made a part hereof by reference.

1.2	Said premises shall be used to manufacture “frac” tanks and water tanks and to operate blast and paint facilities and for no other business or purpose without the written consent of Lessor.

2.	GRANT AND TERM.

2.1	The term shall be for five (5) years, commencing retroactively as of the 1st day of July, 2011, and ending on the 31st day of December, 2016, and from year to year thereafter unless written notice of termination is given by either party to the other at least sixty (60) days prior to termination of this lease or any renewal thereof.

2.2	The total rental of Twelve Thousand Dollars ($12,000.00) per month shall be payable monthly, in advance, on the 1st day of each and every calendar month, beginning retroactively as of the 1st day of July, 2011, all of which Lessee agrees to pay to Lessor, without deduction or offset, at such place as may be designated from time to time by Lessor.

3.	POSSESSION. If Lessor, for any reason whatsoever, cannot deliver possession of the said premises to Lessee at the commencement of the said term as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in that event there shall be a proportionate deduction of rent covering the period between the commencement of the said term and time when Lessor can deliver possession.

4.	USE OF PREMISES. Lessee shall not use or permit said premises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which the said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell, or permit to be kept, used, or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit, or suffer to be committed, any waste upon the said premises, or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the demised premises may be located, nor, without limiting the generality of the foregoing, shall Lessee allow said premises to be used for any improper, immoral, unlawful or objectionable purpose. Lessee shall, at its sole cost and expense, comply with all of the requirement of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force.

5.	CONDITION AND SURRENDER OF PREMISES.

5.1	Lessee agrees that the premises are now in a tenantable and good condition and Lessee accepts the premises “as is”, without warranties or representations of any kind by Lessor; that Lessee shall take good care of the premises and they shall not be altered or changed without the written consent of Lessor.

5.2	Lessee will promptly pay all bills for labor and materials in making repairs, improvements or alterations. Further, Lessee will not permit mechanic’s liens to be filed against the leased premises for labor or materials furnished in making repairs or improvements.

6.	FIXTURES AND PERSONAL PROPERTY.

6.1	FIXTURES. All additions, fixtures and improvements made or placed by Lessee to or on the premises, except trade fixtures, shall immediately become and be the property of Lessor and shall remain on and be surrendered with the premises as a part thereof at expiration of said term, by lapse of time or otherwise.

6.2	PERSONAL PROPERTY. All personal property in the premises shall be at the risk of Lessee only, and Lessor shall not be liable for any damage, either to person or property, sustained by Lessee or other persons, due to the building or any part or appurtenance thereof, or machinery or appliances used in connection therewith, becoming out of repair or in defective condition, or arising from bursting or leaking of water, gas, sewer or steam pipes, or from any acts of negligence of employees, cotenants, or other occupants of the building, or any other person, or due to the happening of any accident in or about the building.

7.	ABANDONMENT OF PREMISES. Lessee shall not vacate or abandon the premises at any time during the term; and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

8.	LESSOR’S NONLIABILITY AND INSURANCE.

8.1	Lessee, as a material part of the consideration to be rendered to Lessor under this Lease, hereby waives all claims against Lessor for damages to goods, wares and merchandise, in, upon or about said premises and for injuries to persons in or about said premises, from any cause arising at any time, and Lessee will hold Lessor exempt and harmless for and on account of any damage or injury to any person, or to the goods, wares and merchandise of any person, arising from the use of the premises by Lessee, or arising from the failure of Lessee to keep the premises in good condition as herein provided. Lessor shall not be liable to Lessee for any damage by or from any act or negligence of any cotenant or other occupant of the same building, or by any owner or occupant of adjoining or contiguous property. Lessee agrees to pay for all damage to the building, as well as all damage to tenants or occupants thereof caused by Lessee’s misuse or neglect of said premises, its apparatus or appurtenances.

8.2	Lessee shall obtain public liability insurance with a company satisfactory to the Lessor. The Lessor shall be named as an additional insured on said policy, and a certificate of insurance shall be issued to the Lessor. Such insurance shall provide coverage in the minimum amounts of $500,000.00 each person and $1,000,000.00 each occurrence.

9.	ENTRY BY LESSOR. Lessee shall permit Lessor and his agents to enter into and upon said premises at all reasonable times, upon prior reasonable notice, and shall permit Lessor, at any time within thirty (30) days prior to the expiration of this Lease, to place upon the window and doors of said premises any usual or ordinary “to let” or “to lease” signs. Lessor and his agents may, during said last mentioned period, at reasonable hours, enter upon said premises and exhibit the same to prospective tenants.

10.	DESTRUCTION OF PREMISES.

10.1	If during the term of this Lease the principal building on the demised premises is totally destroyed from any cause without the fault of Lessee, this Lease shall become void.

10.2	In case any such building is damaged to the extent that it is wholly untenantable, Lessor may, at his option, terminate this Lease by giving Lessee written notice thereof within ten (10) days after such damage.

10.3	In case any such building is damaged to the extent that it is wholly untenantable but Lessor does not terminate this Lease as above provided in paragraph 10.2, and if such damage is repairable within sixty (60) days from the date of damage, or in case any such building is damaged to an extent that it is not wholly untenantable, Lessor shall repair any such building with all reasonable speed, and for that purpose shall have the right to enter said premises.

10.4	In case any such building, without fault of Lessee, is damaged to the extent that it is wholly untenantable and if such damage is not repairable within thirty (30) days from the date of damage, Lessee may, at his option, terminate this Lease by giving Lessor written notice thereof within ten (10) days after such damage.

10.5	In case any such building, without fault of Lessee, shall be destroyed or damaged, prepaid rent shall be refunded or credited in whole or in part, and future rent shall abate in whole or in part, as may be equitable under all the circumstances.

11.	ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, which shall not be unreasonably withheld.

12.	BREACH AND REMEDIES.

12.1	BREACH BY LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act or (d) any violation of any covenant of this lease shall constitute a breach of this by Lessee.

12.2	LESSOR’S REMEDIES.

a.	In the event of any breach of this Lease by lessee, then Lessor, besides other rights or remedies he may have, shall have the immediate right to reenter and may remove all persons and property from the premises; such property may be removed and stored in any other place in the building in which the demised premises are situated, or in any other place, for the account of, and at the expense and at the risk of Lessee.

b.	Lessee hereby waives all claims for damages which may be caused by the reentry of Lessor and taking possession of the demised premises or removing or storing the furniture and property as herein provided, and will save Lessor harmless from any loss, costs or damages occasioned Lessee thereby, and no such reentry shall be considered or construed to be a forcible entry.

c.	Should Lessor elect to reenter, as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, he may either terminate this Lease or he may from time to time, without terminating this Lease, relet said premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in his sole discretion may deem advisable, with the right to make alterations and repairs to said premises.

d.

Rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness, other than rent, due hereunder from Lessee to Lessor; second, to the payment of rent due and unpaid hereunder; third, to the payment of any cost of such reletting; fourth, to the payment of the cost of any alterations and repairs to the premises; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder.

Should such rentals received from such reletting during any month be less than that agreed to be paid that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

e.	No such reentry or taking possession of said premises by Lessor shall be construed as an election on his part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

f.	Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy he may have, he may recover from Lessee all damages he may incur by reason of such breach, including the cost of recovering the premises, and including the worth, at the time of such termination, of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term.

g.	The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

h.	In case suit shall be brought for an unlawful detainer of the said premises, for the recovery of any rent due under the provisions of this Lease, or because of the breach of any other covenant herein contained, on the part of Lessee to be kept or performed, Lessee shall pay to Lessor a reasonable attorney’s fee which shall be fixed by the court, and such attorney’s fee shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

13.	MISCELLANEOUS.

13.1	NOTICES. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said premises, whether or not Lessee has departed from, abandoned or vacated the premises.

13.2	WAIVER. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding a breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

13.3	HOLDOVER. If said Lessee holds possession of the said premises after the term of this Lease, such Lessee shall become a tenant from month to month upon the terms herein specified, but at a monthly rental equal to twice the monthly rental at the time of breach, payable monthly in advance on the 1st day of each month, and shall continue to be such tenant until such tenancy shall be terminated by Lessor, or until Lessee shall have given to Lessor a written notice at least one month prior to the date of termination of such monthly tenancy of his intention to terminate such tenancy.

13.4	CUMULATIVE REMEDIES. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

13.5	BINDING EFFECT. The covenants and conditions herein contained shall, subject to the provision as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

13.6	TIME OF ESSENCE. Time is of the essence of this Lease.

13.7	UTILITIES AND MAINTENANCE.

a.	Lessee shall be responsible for payment of all utilities, including gas, phone, water, sewage, trash and electric.

b.	Lessee shall be responsible for maintaining, repairing and replacing all windows in the leased premises, regardless of the cause which makes the replacement or repair necessary.

c.	Further, Lessee shall, during the term of this Lease and any holdover, make all repairs to the interior portions of the leased premises necessary to maintain the premises in good working order and repair. This shall include repairs to the water, sewer and drainage systems within the confines of the leased premises. The obligation of the Lessee pursuant to this subsection shall extend to all ordinary as well as extra-ordinary repairs and replacements, foreseen as well as unforeseen. When used in this subsection, the term “repair” shall include replacements when necessary.

d.	Lessee shall also be responsible for all snow removal in or near the leased premises.

e.	The Lessor shall be responsible for repairs to the heating and air conditioning systems, as well as major repairs to the roof of the leased premises except when such repairs are made necessary as a result of the negligence of the Lessee, its agents or employees, or in the failure of Lessee to comply with any provision of the Lease.

f.	The Lessee shall mow the grass adjacent to Lessee’s premises.

13.8	LATE PAYMENT. In the event Lessee is ten (10) days or more late in the payment of any rental due hereunder, a fee of Twenty-five Dollars ($25.00) shall be charged which shall be due and payable in addition to the monthly rent.

13.9	TAXES. Lessee shall pay all taxes and assessments, if any, on the building and land payable during the time of this Lease commencing with the payment of the November Installment of 2010 taxes payable in 2011.

13.10	NUISANCES. Lessee shall keep and preserve the premises free from nuisance, and not use or permit the use of the premises, or any part thereof, for any purpose forbidden by law or by this lease. In case the rate of insurance on any building hereby demised or the building of which the demised premises are a part, shall be increased by reason of the use or occupancy of the demised premises, or any part thereof, by Lessee, either for the purpose for which same are hereby demised, or for any other purpose or use to which the same may be put by Lessee, Lessee shall upon demand pay forthwith to Lessor as additional rent hereunder, the increased insurance premium. But nothing herein contained shall be construed to permit the use of said demised premises, or any part thereof, for any purpose except as hereinabove provided without the written consent of Lessor.

13.11	DEFINITIONS. Whenever the word “Lessor” is used herein it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of Lessor; and the word “Lessee” shall include the heirs, executors, administrators, successors, assigns or legal representatives of Lessee; and the words “Lessor” and “Lessee” shall include the singular and plural, and the individual or business organization, subject always to the provisions herein contained as to assignment or subletting.

13.12	GOVERNING LAW AND AMENDMENTS. This lease is governed by the laws of the State of Indiana and may only be modified by means of a written agreement signed and delivered by the parties.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the day and year first above written.

Brave New World Realty, LLC
LESSOR:
	By:	/s/ Steve Adler
Steve Adler, Member

Sabre Manufacturing, LLC
LESSEE:
	By:	/s/ Steve Adler
Steve Adler, Member

EXHIBIT “A”

All that part of the Southwest Quarter of the Southeast Quarter of Section 24, Township 33 North, Range 2 West of the 2nd P.M., lying South of the right of way of the New York, Chicago and St. Louis Railway.

EXCEPT:

A parcel of land located in the Southeast quarter of Section 24 Township 33 North, Range 2 West of the Second Principal Meridian, Center Township, Starke County, Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast quarter of Section 24; thence South 89°40'03" East (basis of bearings) on the South line of said Southeast quarter a distance of 142.18 feet: Thence North 08°40'34" East a distance of 183.17 feet to a 5/8"x30" long iron reinforcing rod; thence North 18°37'19 East, a distance of 84.16 feet to a 5/8"x30" long reinforcing rod on the Southerly right of way of the Norfolk and Western Railroad; thence North 70°28'06" West on said Southerly right of way, a distance of 204.0 feet to a 5/8"x30" long iron reinforcing rod at the Intersection with the West line of the Southeast quarter of Section 24 and the Southerly right of way of the Norfolk and Western Railroad; thence South 00°46'20" West on the West line of the Southeast quarter of Section 24, a distance of 324.24 feet to the point of commencing.

The above described real estate is located adjacent to the Sabre Manufacturing facility at 5420 E. State Road 8, Knox, Indiana 46534.